Exhibit 99.2

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
Wednesday, August 16, 2017 at 1:30pm PDT		Nordstrom, Inc.
206-303-6503

	MEDIA CONTACT:	Gigi Ganatra Duff
Nordstrom, Inc.
(206) 303-3030

Nordstrom Board of Directors Approves Quarterly Dividend
SEATTLE – August 16, 2017 – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of 37 cents per share payable on September 12, 2017, to shareholders of record at the close of business on August 28, 2017.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion specialty retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 354 stores in 40 states, including 122 full-line stores in the United States, Canada and Puerto Rico; 221 Nordstrom Rack stores; two Jeffrey boutiques; and two clearance stores. Additionally, customers are served online through Nordstrom.com, Nordstromrack.com and HauteLook. The Company also owns Trunk Club, a personalized clothing service serving customers online at TrunkClub.com and its seven clubhouses. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.